Exhibit 99.2

JOINT FILERS’ SIGNATURES

Dated:  January 15, 2016

Friedman Fleischer & Lowe Capital Partners III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/Rajat Duggal
Name:	Rajat Duggal
Title:	Managing Director/Officer

Friedman Fleischer & Lowe Parallel Fund III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/Rajat Duggal
Name:	Rajat Duggal
Title:	Managing Director/Officer

FFL Individual Partners III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/Rajat Duggal
Name:	Rajat Duggal
Title:	Managing Director/Officer

FFL Executive Partners III, L.P.
By: Friedman Fleischer & Lowe GP III, L.P., its general partner
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/Rajat Duggal
Name:	Rajat Duggal
Title:	Managing Director/Officer

Friedman Fleischer & Lowe GP III, L.P.
By: Friedman Fleischer & Lowe GP III, LLC, its general partner
By:	/s/Rajat Duggal
Name:	Rajat Duggal
Title:	Managing Director/Officer

Friedman Fleischer & Lowe GP III, LLC
By:	/s/Rajat Duggal
Name:	Rajat Duggal
Title:	Managing Director/Officer

/s/Spencer C. Fleischer
Spencer C. Fleischer